Exhibit 5.6

Mail	PO Box 100200 (29202)	www.rtt-law.com
	220 Executive Center Dr, Suite 109	Stuart M. Lee	Tel 803-771-7900
	Columbia, South Carolina 29210	slee@rtt-law.com	Fax 803-744-3562

February 17, 2010

Headwaters Incorporated

10653 South River Front Parkway, Suite 300

South Jordan, UT 84095

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special South Carolina counsel to Atlantic Shutter Systems, Inc., a South Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Headwaters Incorporated., a Delaware corporation (the “Issuer”), the Company and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $328,250,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 (the “Exchange Notes”) and the issuance by the Company and other guarantors of the guarantees (each a “Guaranty” and collectively, the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued pursuant to an indenture dated as of October 27, 2009, 2009 ( the “Indenture”), among the Issuer, the Company, the other guarantors party thereto and Wilmington Trust FSB, as trustee. The terms of the Guaranties and any capitalized terms used but not defined herein are contained in the Indenture. At your request, this opinion is being provided to you.

In arriving at the opinions expressed below, we have examined and relied on the original, or a copy, certified or otherwise, represented to us to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) a copy of the Articles of Incorporation of the Company filed with the Secretary of State of South Carolina (“Articles”);

(c) a copy of the Company Bylaws (“Bylaws”);

(d) Unanimous Written Consent of the Sole Director of the Company dated October 27, 2009;

(e) Secretary’s Certificate of the Company dated October 27, 2009; and

(f) Certificate of Good Standing as to the Company issued by the South Carolina Secretary of State on January 12, 2010 (“Good Standing Certificate”).

We have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that if referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed:

(i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,

(ii) the legal capacity of each natural person who is a signatory to any of the documents examined by us,

(iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and

(iv) that each of the documents examined by us has been delivered and exchanged among the respective parties following signing by the parties.

We have not participated in the preparation of any offering material relating to the Company and assume no responsibility for the contents of any such material.

This opinion is limited to the laws (including rules, regulations and orders thereunder) of the State of South Carolina (excluding the securities laws and blue sky laws of the State of South Carolina), as currently in effect, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto (the “Applicable Law”). In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

OPINIONS:

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of South Carolina, and has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2. The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture, and the execution, delivery and performance of the Indenture, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary and proper action under the Company’s Articles and Bylaws.

3. The Guaranty of the Company has been duly authorized and issued by the Company.

4. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any South Carolina governmental authority under Applicable Law is required by the Company solely as a result of the execution, delivery or performance by the Company of the Indenture.

5. The execution and delivery by the Company of the Indenture, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby, (a) do not and will not violate, or constitute a default under, any Applicable Law, and (b) do not and will not violate its Articles or Bylaws.

ASSUMPTIONS & QUALIFICATIONS:

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a) Our opinions in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirement of good faith, fair dealing and conscionability.

(c) This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We understand that you will rely as to matters of South Carolina law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of South Carolina law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Pillsbury’s relying as to matters of South Carolina law, as applicable, upon this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Except as otherwise provided herein, this opinion may not be used, quoted from or relied upon by any other person without our prior written consent, except that you or a holder of the Exchange Notes may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on behalf of you or a holder of the Exchange Notes, (b) governmental agencies having regulatory authority over you or a holder of the Exchange Notes,

(c) designated persons pursuant to an order or legal process of any court or governmental agency, (d) prospective purchasers of the Exchange Notes and (e) any statistical rating agency which provides a rating on securities backed in part by the Exchange Notes.

Very truly yours,

ROGERS TOWNSEND AND THOMAS, PC

/s/ Stuart M. Lee

SML/rac